FOR IMMEDIATE RELEASE
Ciena Reports Fiscal Fourth Quarter 2015 and Year-End Financial Results
Delivers 11% adjusted operating margin and $1.31 adjusted EPS for the year

HANOVER, Md. - December 10, 2015 - Ciena® Corporation (NYSE: CIEN), the network specialist, today announced unaudited financial results for its fiscal fourth quarter and year ended October 31, 2015.

For the fiscal fourth quarter 2015, Ciena reported revenue of $692.0 million as compared to $591.0 million for the fiscal fourth quarter 2014. For fiscal year 2015, Ciena reported revenue of $2.4 billion, as compared to $2.3 billion for fiscal year 2014.

On the basis of generally accepted accounting principles (GAAP), Ciena's net loss for the fiscal fourth quarter 2015 was $(13.8) million, or $(0.10) per diluted common share, which compares to a GAAP net loss of $(30.7) million, or $(0.29) per diluted common share, for the fiscal fourth quarter 2014. For fiscal year 2015, Ciena had a GAAP net income of $11.7 million, or $0.10 per diluted common share, which compares to a GAAP net loss of $(40.6) million or $(0.38) per diluted common share for fiscal year 2014.

Ciena's adjusted (non-GAAP) net income for the fiscal fourth quarter 2015 was $67.3 million, or $0.42 per diluted common share, which compares to an adjusted (non-GAAP) net loss of $(8.2) million, or $(0.08) per diluted common share, for the fiscal fourth quarter 2014. For fiscal year 2015, Ciena's adjusted (non-GAAP) net income was $179.0 million, or $1.31 per diluted common share, as compared to an adjusted (non-GAAP) net income of $65.8 million, or $0.59 per diluted common share for fiscal year 2014.

"Our strong financial performance in fiscal 2015 included substantial increases in gross and operating margin as well as meaningful cash generation, which enabled us to exceed the longer-term financial milestones that we established several years ago,” said Gary Smith, president and CEO, Ciena. “We believe that our proven ability to drive operating leverage from the business, when combined with strong market drivers from the next phase of network transformation, positions us well to deliver continued growth and profitability in fiscal 2016 and beyond.”

Fiscal Fourth Quarter 2015 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarterly and year over year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendices A and B.

	GAAP Results (unaudited)
	Q4	Q3	Q4	Period Change
	FY 2015	FY 2015	FY 2014	Q-T-Q*	Y-T-Y*
Revenue	$692.0	$602.9	$591.0	14.8%	17.1%
Gross margin	43.8%	44.8%	37.4%	(1.0)%	6.4%
Operating expense	$293.6	$225.4	$222.7	30.3%	31.8%
Operating margin	1.4%	7.4%	(0.3)%	(6.0)%	1.7%

	Non-GAAP Results (unaudited)
	Q4	Q3	Q4	Period Change
	FY 2015	FY 2015	FY 2014	Q-T-Q*	Y-T-Y*
Revenue	$692.0	$602.9	$591.0	14.8%	17.1%
Adj. gross margin	44.9%	45.3%	37.9%	(0.4)%	7.0%
Adj. operating expense	$220.5	$202.1	$203.7	9.1%	8.2%
Adj. operating margin	13.0%	11.8%	3.4%	1.2%	9.6%

* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Q4 FY 2015		Q3 FY 2015		Q4 FY 2014
	Revenue	%	Revenue	%	Revenue	%
Converged Packet Optical	$484.3	70.0	$408.0	67.7	$383.3	64.9
Packet Networking	63.8	9.2	57.2	9.5	56.4	9.5
Optical Transport	16.7	2.4	17.5	2.9	26.5	4.5
Software and Services	127.2	18.4	120.2	19.9	124.8	21.1
Total	$692.0	100.0	$602.9	100.0	$591.0	100.0

Additional Performance Metrics for Fiscal Fourth Quarter 2015

	Revenue by Geographic Region (unaudited)
	Q4 FY 2015		Q3 FY 2015		Q4 FY 2014
	Revenue	%	Revenue	%	Revenue	%
North America	$480.0	69.4	$389.6	64.6	$340.5	57.6
Europe, Middle East and Africa	94.0	13.6	93.2	15.5	133.7	22.6
Caribbean and Latin America	45.7	6.6	65.1	10.8	51.8	8.8
Asia Pacific	72.3	10.4	55.0	9.1	65.0	11.0
Total	$692.0	100.0	$602.9	100.0	$591.0	100.0

•	Non-U.S. customers contributed 34.5% of total revenue

•	Two 10%-plus customer represented a total of 29.6% of revenue

•	$84.4 million in revenue from the acquired Cyan business, principally relating to Z-Series Packet-Optical Platform

•	Cash and investments totaled $1,021.2 million

•	Cash flow from operations totaled $84.6 million

•	Average days' sales outstanding (DSOs) were 72

•	Accounts receivable balance was $550.8 million

•	Inventories totaled $191.2 million, including:

◦	Raw materials: $53.1 million

◦	Work in process: $9.1 million

◦	Finished goods: $126.0 million

◦	Deferred cost of sales: $56.0 million

◦	Reserve for excess and obsolescence: $(53.0) million

•	Product inventory turns were 6.8

•	Headcount totaled 5,345

Business Outlook for Fiscal First Quarter 2016
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the Notes to Investors below.

Ciena expects financial performance for fiscal first quarter 2016 to include:

•	Revenue in the range of $555 million to $590 million

•	Adjusted (non-GAAP) gross margin of approximately 44 percent

•	Adjusted (non-GAAP) operating expense of approximately $220 million

Ciena expects financial performance for fiscal year 2016 to include:

•	Revenue growth in the range of 8 to 9 percent

•	Adjusted (non-GAAP) gross margin in the mid-40s percent range

•	Adjusted (non-GAAP) operating expense of approximately $225 million per quarter

•	Adjusted (non-GAAP) operating margin in the range of 11 to 12 percent

Live Web Broadcast
Ciena will host a conference call today, Thursday, December 10, 2015 at 8:30 a.m. (Eastern), with investors and financial analysts to discuss its unaudited fiscal fourth quarter 2015 and year-end results, as well as to provide a new next-stage financial milestone for the company.

The live broadcast of the discussion can be accessed via Ciena's homepage at http://www.ciena.com/, and an archived version will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at www.ciena.com/investors.

About Ciena
Ciena (NYSE: CIEN) is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with its OPn architecture for next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter @Ciena or on LinkedIn at http://www.linkedin.com/company/ciena. Investors are encouraged to review the Investors section of our website at www.ciena.com/investors, where we routinely post press releases, SEC filings, recent news, financial results, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use.

Notes to Investors

Forward-looking statements. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “Our strong financial performance in fiscal 2015 included substantial increases in gross and operating margin as well as meaningful cash generation, which enabled us to exceed the longer-term financial milestones that we established several years ago”; “We believe that our proven ability to drive operating leverage from the business, when combined with strong market drivers from the next phase of network transformation, positions us well to deliver continued growth and profitability in fiscal 2016 and beyond"; "Ciena expects financial performance for fiscal first quarter 2016 to include revenue in the range of $555 million to $590 million, adjusted (non-GAAP) gross margin of approximately 44 percent, adjusted (non-GAAP) operating expense of approximately $220 million"; "Ciena expects financial performance for fiscal year 2016 to include revenue growth in the range of 8 to 9 percent, adjusted (non-GAAP) gross margin in the mid-40s percent range; adjusted (non-GAAP) operating expense of approximately $225 million per quarter, adjusted (non-GAAP) operating margin in the range of 11 to 12 percent."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q filed with the Securities and Exchange Commission on September 9, 2015. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendixes A and B to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter Ended October 31,		Year Ended October 31,
	2014	2015	2014	2015
Revenue:
Products	$476,175	$574,281	$1,865,826	$2,002,395
Services	114,788	117,692	422,463	443,274
Total revenue	590,963	691,973	2,288,289	2,445,669
Cost of goods sold:
Products	305,171	323,090	1,083,022	1,120,373
Services	64,955	65,895	256,915	249,733
Total cost of goods sold	370,126	388,985	1,339,937	1,370,106
Gross profit	220,837	302,988	948,352	1,075,563
Operating expenses:
Research and development	98,506	107,859	401,180	414,201
Selling and marketing	84,396	93,003	328,325	333,836
General and administrative	28,560	33,804	126,824	123,402
Amortization of intangible assets	11,019	36,454	45,970	69,511
Acquisition and integration costs	—	22,084	—	25,539
Restructuring costs	171	366	349	8,626
Total operating expenses	222,652	293,570	902,648	975,115
Income (loss) from operations	(1,815)	9,418	45,704	100,448
Interest and other income (loss), net	(11,031)	(6,232)	(25,262)	(25,505)
Interest expense	(13,559)	(12,688)	(47,115)	(51,179)
Income (loss) before income taxes	(26,405)	(9,502)	(26,673)	23,764
Provision (benefit) for income taxes	4,298	4,330	13,964	12,097
Net income (loss)	$(30,703)	$(13,832)	$(40,637)	$11,667

Net Income (loss) per Common Share
Basic net income (loss) per common share	$(0.29)	$(0.10)	$(0.38)	$0.10
Diluted net income (loss) per potential common share	$(0.29)	$(0.10)	$(0.38)	$0.10

Weighted average basic common shares outstanding	106,931	134,097	105,783	118,416
Weighted average diluted potential common shares outstanding [1]	106,931	134,097	105,783	120,101
1. Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for fiscal 2015 includes 1.7 million shares underlying certain stock options and restricted stock units.

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	October 31,
	2014	2015
ASSETS
Current assets:
Cash and cash equivalents	$586,720	$790,971
Short-term investments	140,205	135,107
Accounts receivable, net	518,981	550,792
Inventories	254,660	191,162
Prepaid expenses and other	192,624	196,178
Total current assets	1,693,190	1,864,210
Long-term investments	50,057	95,105
Equipment, building, furniture and fixtures, net	126,632	191,973
Goodwill, net	—	256,434
Other intangible assets, net	128,677	202,673
Other long-term assets	74,076	84,656
Total assets	$2,072,632	$2,695,051
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$209,777	$222,140
Accrued liabilities and other short-term obligations	276,608	316,283
Deferred revenue	104,688	126,111
Current portion of long-term debt	190,063	2,500
Total current liabilities	781,136	667,034
Long-term deferred revenue	40,930	62,962
Other long-term obligations	45,390	72,540
Long-term debt, net	1,274,791	1,271,639
Total liabilities	2,142,247	2,074,175

Stockholders’ equity (deficit):
Preferred stock — par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock — par value $0.01; 290,000,000 shares authorized; 106,979,960 and 135,612,217 shares issued and outstanding	1,070	1,356
Additional paid-in capital	5,954,440	6,640,436
Accumulated other comprehensive loss	(14,668)	(22,126)
Accumulated deficit	(6,010,457)	(5,998,790)
Total stockholders’ equity (deficit)	(69,615)	620,876
Total liabilities and stockholders’ equity (deficit)	$2,072,632	$2,695,051

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended October 31,
	2014	2015
Cash flows from operating activities:
Net income (loss)	$(40,637)	$11,667
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	55,616	55,901
Share-based compensation costs	42,930	55,340
Amortization of intangible assets	57,151	79,866
Provision for inventory excess and obsolescence	32,332	26,846
Provision for warranty	22,129	17,881
Other	25,668	(1,023)
Changes in assets and liabilities:
Accounts receivable	(33,164)	(9,496)
Inventories	(37,889)	49,501
Prepaid expenses and other	(7,931)	(21,988)
Accounts payable, accruals and other obligations	(59,837)	(29,195)
Deferred revenue	33,448	26,812
Net cash provided by operating activities	89,816	262,112
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(48,216)	(62,109)
Restricted cash	2,060	(40)
Purchase of available for sale securities	(245,196)	(245,323)
Proceeds from maturities of available for sale securities	195,000	205,000
Settlement of foreign currency forward contracts, net	(10,041)	24,133
Purchase of cost method investment	—	(2,000)
Acquisition of business, net of cash acquired	—	37,212
Net cash used in investing activities	(106,393)	(43,127)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	248,750	—
Payment of long-term debt	(625)	(29,867)
Payment of debt and equity issuance costs	(4,227)	(421)
Payment of capital lease obligations	(3,034)	(8,038)
Proceeds from issuance of common stock	17,663	30,275
Net cash provided by (used in) financing activities	258,527	(8,051)
Effect of exchange rate changes on cash and cash equivalents	(1,717)	(6,683)
Net increase in cash and cash equivalents	240,233	204,251
Cash and cash equivalents at beginning of fiscal year	346,487	586,720
Cash and cash equivalents at end of fiscal year	$586,720	$790,971
Supplemental disclosure of cash flow information
Cash paid during the fiscal year for interest	$36,276	$40,772
Cash paid during the fiscal year for income taxes, net	$11,396	$10,668
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$4,961	$20,922
Equipment acquired under capital leases	$10,424	$464
Building subject to capital lease	$—	$14,939
Construction in progress subject to build-to-suit lease	$—	$18,663
Non-cash financing activities
Conversion of 4.0% convertible senior notes, due March 15, 2015 into 8,898,387 shares of common stock	$—	$180,645
Conversion of 8.0% convertible senior notes, due December 15, 2019, assumed from the Cyan acquisition, into 4,589,626 shares of common stock	$—	$117,140
Fair value of shares issued related to acquisition of business	$—	$302,114

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements (unaudited)

	Quarter Ended
	October 31,
	2014	2015
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$220,837	$302,988
Share-based compensation-products	547	589
Share-based compensation-services	496	573
Amortization of intangible assets	2,201	3,438
Fair value adjustment of acquired inventory	—	3,069
Total adjustments related to gross profit	3,244	7,669
Adjusted (non-GAAP) gross profit	$224,081	$310,657
Adjusted (non-GAAP) gross profit percentage	37.9%	44.9%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$222,652	$293,570
Share-based compensation-research and development	1,960	3,850
Share-based compensation-sales and marketing	2,759	4,468
Share-based compensation-general and administrative	3,025	5,860
Share-based compensation-acquisition and integration	—	7,588
Amortization of intangible assets	11,019	36,454
Acquisition and integration costs, excluding share-based compensation	—	14,496
Restructuring costs	171	366
Total adjustments related to operating expense	18,934	73,082
Adjusted (non-GAAP) operating expense	$203,718	$220,488

Income (Loss) from Operations Reconciliation (GAAP/non-GAAP)
GAAP income (loss) from operations	$(1,815)	$9,418
Total adjustments related to gross profit	3,244	7,669
Total adjustments related to operating expense	18,934	73,082
Adjusted (non-GAAP) income from operations	$20,363	90,169
Adjusted (non-GAAP) operating margin percentage	3.4%	13.0%

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net loss	$(30,703)	$(13,832)
Total adjustments related to gross profit	3,244	7,669
Total adjustments related to operating expense	18,934	73,082
Non-cash interest expense	351	362
Adjusted (non-GAAP) net income (loss)	$(8,174)	$67,281

Weighted average basic common shares outstanding	106,931	134,097
Weighted average dilutive potential common shares outstanding[1]	106,931	177,054

Net Income (Loss) per Common Share
GAAP diluted net loss per common share	$(0.29)	$(0.10)
Adjusted (non-GAAP) diluted net income (loss) per common share[2]	$(0.08)	$0.42

APPENDIX B - Reconciliation of Adjusted (Non- GAAP) Annual Measurements (unaudited)

	Year Ended
	October 31,
	2014	2015
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$948,352	$1,075,563
Share-based compensation-products	2,531	2,400
Share-based compensation-services	2,216	2,156
Amortization of intangible assets	11,181	10,039
Fair value adjustment of acquired inventory	—	3,069
Total adjustments related to gross profit	15,928	17,664
Adjusted (non-GAAP) gross profit	$964,280	$1,093,227
Adjusted (non-GAAP) gross profit percentage	42.1%	44.7%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$902,648	$975,115
Share-based compensation-research and development	9,682	10,665
Share-based compensation-sales and marketing	14,958	15,539
Share-based compensation-general and administrative	13,568	17,018
Share-based compensation-acquisition and integration	—	7,588
Amortization of intangible assets	45,970	69,511
Acquisition and integration costs, excluding share-based compensation	—	17,951
Restructuring costs	349	8,626
Settlement of patent litigation	2,000	500
Total adjustments related to operating expense	86,527	147,398
Adjusted (non-GAAP) operating expense	$816,121	$827,717

Income (Loss) from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$45,704	$100,448
Total adjustments related to gross profit	15,928	17,664
Total adjustments related to operating expense	86,527	147,398
Adjusted (non-GAAP) income from operations	$148,159	265,510
Adjusted (non-GAAP) operating margin percentage	6.5%	10.9%

Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net income (loss)	$(40,637)	$11,667
Total adjustments related to gross profit	15,928	17,664
Total adjustments related to operating expense	86,527	147,398
Non-cash expense associated with the conversion of convertible notes	—	768
Non-cash interest expense	1,273	1,491
Change in fair value of embedded redemption feature	2,740	—
Adjusted (non-GAAP) net income	$65,831	$178,988

Weighted average basic common shares outstanding	105,783	118,416
Weighted average dilutive potential common shares outstanding[3]	120,950	163,308

Net Income (Loss) per Common Share
GAAP diluted net income (loss) per common share	$(0.38)	$0.10
Adjusted (non-GAAP) diluted net income per common share[4]	$0.59	$1.31

1. Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the fourth quarter of fiscal 2015 includes 2.7 million shares underlying certain stock options and restricted stock units, 13.0 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018, 0.7 million shares underlying the 8.0% convertible senior notes, due December 15, 2019 assumed from the Cyan acquisition and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

2. The calculation of Adjusted (non-GAAP) diluted net income per common share for the fourth quarter of fiscal 2015 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018, approximately $0.1 million associated with Ciena's 8.0% convertible senior notes, due December 15, 2019 assumed from the Cyan acquisition and approximately $2.8 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

3. Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for fiscal 2014 includes 2.1 million shares underlying certain stock options and restricted stock units and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for fiscal 2015 includes 1.7 million shares underlying certain stock options and restricted stock units, 3.4 million shares underlying Ciena's 4.0% convertible senior notes (which were paid at maturity during the second quarter of fiscal 2015), 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018, 0.2 million shares underlying Ciena's 8.0% convertible senior notes assumed from the Cyan acquisition, due December 15, 2019, and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

4. The calculation of Adjusted (non-GAAP) diluted net income per common share for fiscal 2014 requires adding back interest expense of approximately $5.5 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for fiscal 2015 requires adding back interest expense of approximately $3.2 million approximately associated with Ciena's 4.0% convertible senior notes (which were paid at maturity during the second quarter of fiscal 2015), approximately $5.5 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $14.3 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018, approximately $0.1 million associated with Ciena's 8.0% convertible senior notes, due December 15, 2019 assumed from the Cyan acquisition and approximately $11.4 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation expense - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Acquisition and integration costs - consist of financial, legal and accounting advisors, facilities and systems consolidation costs, and severance and other employment-related costs related to our recent acquisition of Cyan. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over the expected useful life.

•
Fair value adjustment of acquired inventory -  an infrequent charge required by acquisition accounting rules resulting from the required revaluation of inventory acquired from Cyan to estimated fair value. This revaluation resulted in a net increase in inventory carrying value and an increase in cost of goods sold for the periods indicated.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•
Settlement of patent litigation - included in general and administrative expense is a $2.0 million patent litigation settlement during the second quarter of fiscal 2014 and a $0.5 million patent litigation settlement during the third quarter of fiscal 2015.

•
Non-cash expense associated with the conversion of convertible notes - a non-cash expense related to certain private exchange offers conducted with several holders of Ciena's 4.0% senior convertible notes due March 15, 2015 prior to maturity of such notes

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Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.

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Change in fair value of embedded redemption feature - a non-cash unrealized gain or loss reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena's outstanding 4.0% senior convertible notes due March 15, 2015, which were paid at maturity during the second quarter of fiscal 2015.